UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 5, 2016

EMERALD MEDICAL APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2016, Emerald Medical Applications Corp. (the "Registrant") appointed Professor Benad Goldwasser, an MD and a resident of the State of Israel, to the Registrant's Board of Directors. Professor Goldwasser will join Yair Fudim, Chairman, Lior Wayn, CEO and a Director, Baruch Kfir, Director and Professor Estery Giloz-Ran, Director, on the Registrant's Board of Directors.

Professor Goldwasser, age 66, received his MD degree from Tel-Aviv University in 1975 and was a Post-Graduate Fellow at Duke University Medical Center, Durham, NC form 1984 to 1986. In 1987, Professor Goldwasser was appointed Chairman of Urology at the Chaim Sheba Medical Center and Professor of Surgery at Tel Aviv University and in 1997, he received an MBA degree from Tel-Aviv University. Professor Goldwasser is the author or co-author of over 120 original articles published in peer-reviewed medical journals and is the author or all or portions of 21 books published in the field of Urology.

During the past five years, Professor Goldwasser served in the following positions: (i) in 2013, Professor Goldwasser was appointed as an independent director of BioCancell Ltd, a public company traded on the Tel-Aviv Stock Exchange ("TASE"); (ii) during 2015, Professor Goldwasser served on the board of directors of Biondvax Pharmacenticals Ltd, a public company traded on the TASE; and (iii) during 2015, Professor Goldwasser served on the board of directors of MMJ PhytoTech Limited, a public company traded on the Australian Stock Exchange. In addition, Professor Goldwasser founded or was co-founder of several companies that were acquired by strategic companies and/or which became public companies with shares listed on the NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Lior Wyan CEO Lior Wyan Date: May 9, 2016